         As filed with the Securities and Exchange Commission on August 3, 1995

                                                     Registration Number 33-

                           SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549
                                      FORM S-8
                   REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   CERIDIAN CORPORATION
                  (Exact name of registrant as specified in its charter)

          DELAWARE                                      52-0278528
(State of incorporation)                (I.R.S. Employer Identification Number)

8100 34th Avenue South
Minneapolis, Minnesota 55425
(Address of principal executive offices)


                     CERIDIAN CORPORATION 1993 LONG-TERM INCENTIVE PLAN
                                 (Full title of the plan)

                                     John A. Haveman
                               Vice President and Secretary
                                  Ceridian Corporation
                                8100 34th Avenue South
                              Minneapolis, Minnesota 55425
                                      (612) 853-7425
                   (Name, address and telephone number of agent for service)

Calculation of Registration Fee

                                       Proposed         Proposed
Title of                                maximum         maximum
Securities      Amount                  offering         aggregate   Amount of
to be           to be                   price per        offering   Registration
registered      registered (1)          share(2)         price (2)      fee

Common Stock,
$.50 par value  3,000,000 shares       $40.69         $122,070,000   $42,093.10

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of anti-dilution provisions described herein.

(2) Estimated solely for the purpose of calculating the amount of the registration fee, based on the average high and low sale prices reported for the Registrant's Common Stock on the New York Stock Exchange on August 1, 1995.

Part II Information Required in the Registration Statement

Explanatory Note

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 3,000,000 shares of the common stock of Ceridian Corporation (the "Company") to be issued pursuant to the Company's 1993 Long-Term Incentive Plan, as amended (the "Plan"), bringing the total number of shares to be issued thereunder and registered under the Securities Act of 1933 to 6,000,000 shares. Pursuant to Instruction E of Form S-8, other than with respect to the sections set forth below (which reflect changes), the contents of the Registration Statement on Form S-8, dated May 13, 1993 (Reg. No. 33-49601), which was previously filed with the Securities and Exchange Commission relating to the Plan, are incorporated herein by reference.

Item 3.  Incorporation of Documents by Reference

The following documents filed with the Securities and Exchange Commission (the "Commission") by the Company are incorporated in this Registration Statement by reference:

(1)     The Company's Annual Report on Form 10-K for the year ended
December 31, 1994;

(2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995;

(3)     The Company's Current Report on Form 8-K dated January 19, 1995;

(4) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") since December 31, 1994; and

(5) The description of the Company's Common Stock, par value $.50 per share, contained in the Company's Registration Statement on Form S-8, File No. 33-56351.

        All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8.  Exhibits

         The following is a complete list of Exhibits filed or incorporated by reference as part of this registration statement:

Exhibit Description

 4.1 Restated Certificate of Incorporation of Ceridian Corporation (incorporated by reference to Exhibit 4.01 to the Company's Registration Statement on Form S-8 (File No. 33-54379))

 4.2 Bylaws of Ceridian Corporation, as amended (incorporated by reference to Exhibit 3.01 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30,1993 (File No. 1-1969))

 5.1    Opinion and Consent of John A. Haveman

23.1    Consent of KPMG Peat Marwick LLP

23.2    Consent of John A. Haveman (included in Exhibit 5.1)

24.1 Power of Attorney (included on page 4 of this Registration Statement)

99.1    1993 Long-Term Incentive Plan, as amended

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                                SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minneapolis, State of Minnesota, on August 3, 1995.

                                                   CERIDIAN CORPORATION

                                                   By:  /s/John A. Haveman
                                                   Vice President and Secretary

                                POWER OF ATTORNEY

        We, the undersigned officers and directors of Ceridian
Corporation, hereby severally constitute John R. Eickhoff and John A. Haveman, and either of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our name in the capacities indicated below any and all amendments to this Registration Statement on Form S-8 filed by Ceridian Corporation with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in such capacities as may be necessary to enable Ceridian Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys, or either of them, to any and all such amendments.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed as of August 3, 1995 by the following persons in the capacities indicated.

/s/Lawrence Perlman                             /s/Ruth M. Davis
Lawrence Perlman                                Ruth M. Davis, Director
Chairman, President and
Chief Executive Officer
(Principal Executive                            Allen W. Dawson, Director
Officer and Director)

                                                Ronald James, Director
/s/John R. Eickhoff
John R. Eickhoff                                /s/Richard G. Lareau
Executive Vice President                        Richard G. Lareau, Director
and Chief Financial
Officer (Principal                              /s/George R. Lewis
Financial Officer)                              George R. Lewis, Director


/s/Loren D. Gross                               Charles Marshall, Director
Loren D. Gross
Vice President and Corporate                    /s/Carole J. Uhrich
Controller (Principal                           Carole J. Uhrich, Director
Accounting Officer)

                                                Richard W. Vieser, Director

                                                /s/Paul S. Walsh
                                                Paul S. Walsh, Director
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EXHIBIT INDEX

Exhibit                 Description                                    Code

4.1                     Restated Certificate of Incorporation of       IBR
                        Ceridian Corporation

4.2                     Bylaws of Ceridian Corporation, as amended     IBR

5.1                     Opinion and Consent of John A. Haveman         E

23.1                    Consent of KPMG Peat Marwick LLP               E

23.2                    Consent of John A. Haveman                     E
                        (included in Exhibit 5.1)

24.1                    Power of Attorney (included on page 4
                        of the Registration Statement)

99.1                    1993 Long-Term Incentive Plan, as amended      E


Legend: E       Electronic Filing
                        IBR     Incorporated by Reference